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                                                              Exhibit 4(b)(ii).9

                                 Amendment No.2

    to the Interconnection Agreement concluded on 23 December 1999 and to its
                                 Amendment No.1
                          concluded on 28 January 2000
      between the contracting parties, companies EuroTel Bratislava, a. s.
                               and Globtel, a. s.
                  (hereinafter referred to as the "Agreement")

This Amendment No.2 was concluded on October 31, 2000 by the following contracting parties:

EuroTel Bratislava, a. s. (hereinafter referred to as "EuroTet" or the "Party") with registered office: Stefanikova 17, 811 05 Bratislava

ICO:                35 70 50 19
DRC:                35 70 50 19/600
Bank connection:    Tatra Banka 2625022508/1100
represented by:     Jozef Barta, managing director/proxy
                    Thomas Cancro, financial manager/proxy

and

Globtel, a. s. (hereinafter referred to as "Globtel" or the "Party") with registered office: Prievozska 6/A, 821 09 Bratislava
ICO:               35 69 72 70
DRC:               35 69 72 70/601
Bank connection:    Tatra Banka 2627 100493/1100
represented by:     Pavol Lancaric, managing director

WHEREAS, the Telecommunications Office of the Slovak Republic has granted by a decision pursuant to ss. 30 and following of the Telecommunications Act No. 195/2000 Coll. to Globtel the target code of network 0906 and 0907 and to Euro Tel the target code of network 0904; and

WHEREAS, Globtel has applied by a written request for the establishment of access to the NMT and GSM networks operated by Euro Tel for the target code of network 0907, as well as the extension of capacity of the Point of Interconnection; and

WHEREAS, Euro Tel has applied by a written request for the establishment of access to the GSM network operated by Globtel for the target code of network 0904;

The Parties have agreed to modify Article I, Article VII, Enclosure II, Enclosure IV and Enclosure VII of the Agreement as set forth bellow.

                                       I.

Article 1. Definitions is modified in Section 1.26 as follows:

Section 1.26 "Record of Readiness" means a written confirmation of the Parties of the establishment of the Points of Interconnection, as well as the extension of capacity of the Points of Interconnection, and the establishment of any other target code of network depending on requirements of the Agreement. Record of Readiness forms an Enclosure to this Amendment No. 2 of the Agreement.
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                                       II.

Article 7. Agreement on numbering is modified as follows:

7.1
Globtel shall establish access to the NMT network operated by EuroTel with target code of network ,,901" and to the GSM network operated by EuroTel with target code of network ,,903" and ,,904 that were allocated to EuroTel. If another target code of network is allocated to Euro Tel in the future Globtel shall establish access to the NMT and GSM networks operated by Euro Tel for this code as well.

7.2.
Euro Tel shall establish access to the GSM network operated by Globtel with target code of network ,,905" and ,,907" that was allocated to Globtel. If another target code of network is allocated to Globtel in the future EuroTel shall establish access to the GSM network operated by Globtel for this code as well.

7.3.
The Parties are obliged to establish access to the network for any other allocated target code of network not later than in 30 calendar days from the date of delivery of a written request for its establishment. The date of commercial accessing of interconnection of the network for any other target code of network shall be confirmed by the Parties in a written Record of Readiness that constitutes integral part of the Amendment No.2 to the Agreement.

                                      III.

Enclosure No. II, point 3. Capacity of the Point of Interconnection, is modified and amended as follows:

3.A
The second interconnection in Bratislava - 16 x 2 Mbit / s

Amendment No. 1 to Enclosure No. II, point II. Capacity is modified and amended as follows:
Capacity: 16 x 2 Mbit / s

                                       IV.

Enclosure No. IV Categorisation of services, point 1 Introduction, is modified and amended as follows:

       The Parties have agreed that for the purposes of directing the operation between the Systems:

(...) calls coming from the GSM network operated by Globtel to the GSM network operated by EuroTel shall be identified by prefixes 903 and 904 without the preceding zero;

(...) calls coming from the GSM and NMT networks operated by EuroTel to the GSM network operated by Globtel shall be identified by prefixes 905 and 907, without the preceding zero;
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(...) calls from the GSM network operated by Globtel to the NMT network operated by Euro Tel shall be identified by prefix 901, without the preceding zero;

                                       V.

Enclosure No. VII List of contact persons for the purposes of notification pursuant to Art. 21 of this Agreement is modified and amended as follows:
Section 2. For the purposes of Sections 4.3 and 4.4 of this Agreement (accounting and payment procedures), notifications shall be made as follows:

Globtel, a.s.
Name: Kalinkova Andrea
Phone: 07/5851 1400
Mobil: 0905 011 410
Fax: 07/5851 1103
e-mail: akalinkova@globtel.sk

                                       VI.

In parts not stipulated by this Amendment No.2, the Agreement concluded between the Parties on 23 December 1999, as modified by the Amendment No. 1 to the Agreement remains in force in full extent without change.

                                      VII.

This Amendment No.2 is executed in four copies, in it twice in Slovak and twice in English, whereby in case of dispute the Slovak version shall prevail. Each copy is deemed to be an original and each Party shall receive, upon signature, one copy both in Slovak and English versions.

                                      VIII.

The Amendment No.2 enters into force and takes effect on the day indicated in its heading, and it forms integral part of the Agreement of 23 December 1999 and the Amendment No.1 to the Agreement of 28 January 2000 concluded between the Parties.
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IN WITNESS WHEREOF, the Parties have caused this Amendment No.2 was to be executed on behalf of the Parties on the date set forth in its heading. Each Pary represents and warrants that the person executing this Amendment No.2 on its behalf is fully authorised to do so.

The Parties take note of the change of business name of the company Globtel GSM, a.s to Globtel, a.s. as from August 30, 2000.

Enclosure: Record of readiness

EuroTel Bratislava, a.s.


      /s/ Jozef Barta
----------------------------------------
By:       Jozef Barta
Title:    Managing Director/Proxy

      /s/ Thomas Cancro
----------------------------------------
By:       Thomas Cancro
Title:    Financial Manager/Proxy


Globtel, a.s.

      /s/ Pavol Lancaric
----------------------------------------
By:       Pavol Lancaric
Title:    Managing Director

TLMOCNICKA DOLOZKA

      Preklad som vykonala (overila) ako t1mocnicka jazyka anglickeho a ruskeho vymenovana predsedom Krajskeho sudu v Bratislave pod c. Spr. 4267/90 zo dna 18.2.1991, zapisana v zozname tlmocnikov Krajskeho sudu v Trnave pod evid.c. 02036.

      Preklad suhlasi s textom pripojenych listin, je zapisany pod poradovym cislom: 260/00 tlmocnickeho dennika.

      Za tlmocnicky ukon a vzniknute naklady uctujem podla prilozeneho vyuctovania cislo 260/00.

CERTIFIED TRANSLATOR'S STATEMENT


I, the certified translator of English and Russian languages appointed by the Chief Judge of the Regional Court in Bratislava under the number Spr. 4267/90 dated 18 February 1991, and registered in the list of translators of the Regional Court in Trnava under the number 02036, have done (verified) the translation.

The translation corresponds to the text of the attached documents, it is registered in the Interpreter's Book under the serial number: 260/00.

For the translation and incurred expenses I have charged as per attached statement number 260/00

Dunajska Streda, 24/11/2000

                                                /s/ Mgr. DAGMAR MAGYARICSOVA

[SEAL]
[Mgr. Dagmar MAGYARICSOVA limocnicka jazyka anglickeho a ruskeno]